PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group Announces Third Quarter

2006 Results

---Renews Share Buyback---

Montreal, Quebec, November 6, 2006—Optimal Group Inc. (NASDAQ:OPMR) today announced its financial results for the third quarter and nine months ended September 30, 2006. All references are in U.S. dollars.

On October 13, 2006, the Unlawful Internet Gambling Enforcement Act of 2006 (the “Act”) was enacted. Concurrently, the Company’s majority controlled subsidiary, FireOne Group plc, ceased to process settlement transactions originating from United States consumers that may be viewed as related to online gambling. As previously announced, this event will have a significant negative impact on the business and results of operations of FireOne Group, and therefore the Company. The following statements should be considered in this context.

Revenues for the third quarter ended September 30, 2006 were $53.3 million compared to $35.8 million in the third quarter ended September 30, 2005. Segmented disclosure is included in Annex A attached below.

Adjusted earnings for the third quarter were $11.3 million or $0.44 per diluted share (which includes an income tax recovery of $3.1 million, or $0.12 per diluted share) compared to $6.2 million or $0.24 per diluted share for the comparable period in 2005.

Adjusted earnings include the results of gaming transaction processing affected by the enactment of the Act.

Adjusted earnings is a non-GAAP (generally accepted accounting principles) financial measure that excludes foreign exchange gains and losses, discontinued operations, impairment losses, restructuring costs, gain on sale of interest in FireOne and stock-based compensation. A reconciliation of Optimal's adjusted earnings is included in Annex B to the Company's consolidated financial statements attached below.

As a result of the enactment of the Act, the Company recorded an impairment loss of $1.9 million.

Optimal Group Announces Third Quarter 2006 Results

Net earnings in the third quarter ended September 30, 2006 were $1.9 million or $0.08 per diluted share compared to net earnings of $0.5 million or $0.02 per diluted share in the third quarter ended September 30, 2005.

Revenues for the nine months ended September 30, 2006 were $158.0 million compared to $92.9 million in the nine months ended September 30, 2005. Segmented disclosure is included in Annex A attached below.

Adjusted earnings for the nine months ended September 30, 2006 were $25.7 million or $1.00 per diluted share compared to $11.9 million or $0.48 per diluted share for the comparable period in 2005.

Net earnings for the nine months ended September 30, 2006 was $10.0 million or $0.39 per diluted share, compared to net earnings of $21.2 million or $0.85 per diluted share, which included a gain on sale of an interest in FireOne of $1.22 per diluted share, for the nine months ended September 30, 2005.

Optimal's consolidated balance sheet remains strong. At September 30, 2006, the Company had:

➢	cash, cash equivalents, short-term investments (including amounts held in reserve) and settlement assets net of customer reserves, security deposits and bank indebtedness, of $130.9 million;
➢	working capital, excluding cash and short-term investments held as reserves, of $82.6 million; and
➢	shareholders' equity of $214.8 million.

Use of Adjusted Earnings per Diluted Share

In addition to the financial measures prepared in accordance with GAAP, Optimal uses certain non-GAAP financial measures, including adjusted earnings per diluted share. Optimal believes that the inclusion of such measures helps investors to gain a better understanding of its core operating results and future prospects and is consistent with how management measures and forecasts the Company’s operational and financial performance, especially when comparing such results to previous periods.

Going Forward/Strategic Plan

The Company continues to focus on and refine its strategic plan, both operationally and as it relates to its corporate structure of the Optimal group of companies, following the recent passage of the Act.

Since entering the payments business in mid-2004, the Company has enjoyed significant organic growth in revenue and profitability.

Optimal Group Announces Third Quarter 2006 Results

Our majority-owned subsidiary, FireOne Group, built out a highly successful platform to process online gaming transactions through the use of credit and debit cards, electronic debit and a stored value e-wallet. However, the recent passage of the Act will have a material negative impact on the operations of FireOne Group and, as a result, on the Company. We are now pursuing strategic banking relationships with a view to growing our merchant base more rapidly and improving operating efficiencies as they relate to non-U.S. gaming and other processing verticals. We further intend to capitalize on the FireOne’s flexible e-wallet payment processing platform, expanding the geographic scope of our offerings as well as providing multi-currency functionality.

Our Optimal Payments business segment presently processes credit card payments for small and medium sized internet businesses, mail-order/telephone-order merchants (“MOTO”) and retail point-of-sale merchants, and processes electronic checks and direct debit online and by telephone. Over the past 18 months we have made significant investments in the infrastructure and assets of this segment in order to foster growth in our card-not-present payment processing volume.

We intend to pursue a strategy of establishing Optimal Payments as a leader in providing secure electronic payment and risk management solutions to businesses that sell and deliver goods and services over the Internet, wireless, or generally in a card-not-present environment. The Company’s gateway and infrastructure presently provide strong support for the ability of online merchants and other e-commerce sites to accept credit cards and process electronic checks. As well, the Company believes that it has developed particular expertise in providing higher margin transaction processing services to businesses and merchants that are considered higher risk. As demonstrated by our previous successes in managing higher risk, online gaming processing transactions, we believe that Optimal Payments’ risk management tools, such as they relate to fraud prevention, credit qualification and payment and transaction processing, as well as its marketing capabilities, should enable it to build a growing presence with small and medium-sized businesses in the online and other card-not-present marketplaces. We believe that additional opportunities exist in specific industry verticals, such as Internet-based financial services and stored value and peer-to-peer money transfers, and we intend to dedicate resources to establish a strong position in such markets.

At the same time, the Company is actively exploring opportunities that can be easily integrated into its existing operations, and which may offer high rates of return, when overlaid onto its existing payment processing operations. In that regard, the Company has particular interest in situations that can add scale and leverage to its online processing activities.

Renewal of Share Buyback Plan

Optimal’s Board of Directors has approved a stock buyback program which authorizes the Company to purchase up to 1,100,000, or approximately 4.6% of the Class “A” shares outstanding as at October 31, 2006. By making such purchases, the number of Class “A” shares in circulation will be reduced and the proportionate share interest of all remaining holders of Class “A” shares will be increased on a pro rata basis.

Optimal Group Announces Third Quarter 2006 Results

Optimal may purchase the Class “A” shares on the open market through the facilities of the Nasdaq National Market from time to time over the course of 12 months commencing November 21, 2006 and ending on November 20, 2007. All shares purchased under the share repurchase program will be cancelled.

Financial Guidance

As a result of the enactment of the Act and the Board’s ongoing strategic review, Optimal will suspend its practice of providing financial guidance on an interim basis. As the Company progresses on its business strategy and, as appropriate, the Company may reinstitute the practice of providing financial guidance.

Recent Events

On October 2, 2006, we announced the divesture of the Optimal Services Group hardware maintenance and services business segment.

On August 7, 2006, we announced the engagement of Genuity Capital Markets as financial advisor to assist our Board of Directors in considering strategic alternatives. Our strategic review is ongoing, however, we intend to utilize our strong balance sheet to build upon our existing assets and to pursue transactional opportunities, all with a view to creating future value.

Conference call

Optimal’s conference call will be held on Tuesday, November 7, 2006 at 10:00 am (EST). It is the intent of Optimal’s conference call to have the question and answer session limited to institutional analysts and investors. The call can be heard beginning at 10:00 am (EST) as an audio webcast via Optimal’s website at www.optimalgrp.com. As well, Optimal invites retail brokers and individual investors to hear the conference call replay by dialing 514-861-2272 / 1-800-408-3053 access code 3200707 #. The replay may be heard beginning at 11:00 am (EST) on November 7, 2006 and will be available for five business days thereafter.

For more information about Optimal, please visit the Company's website at www.optimalgrp.com.

Gary Wechsler

Chief Financial Officer

Optimal Group Inc.

(514) 738-8885

gary@optimalgrp.com

Optimal Group Announces Third Quarter 2006 Results

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expects”, “intends”, “anticipates”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements about our current expectations with respect to our future growth strategies, opportunities and prospects, competitive position and industry environment. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, or those of the markets we serve, to differ materially from those expressed in, or implied by, these forward-looking statements, including:

• existing and future governmental regulations;

• general economic and business conditions in the markets we serve;

• consumer confidence in the security of financial information transmitted via the Internet;

• levels of consumer fraud, disputes between consumers and merchants and merchant insolvency;

• our ability to safeguard against breaches of privacy and security when processing electronic transactions;

• the imposition of and our compliance with rules and practice procedures implemented by credit card and check clearing associations;

• our ability to adapt to changes in technology, including technology relating to electronic payments systems;

• our ability to protect our intellectual property;

• our relationships with our suppliers and the banking associations that we rely upon to process our electronic transactions;

• disruptions in the function of our electronic payments systems and technological defects; and

• the factors described under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005, our Quarterly Report on Form 10-Q for the three months ended June 30, 2006 and our Quarterly Report on Form 10-Q for the three months ended September 30, 2006.

There may be additional risks and uncertainties and other factors that we do not currently view as material or that are not necessarily known. The forward looking statements made in this document are only made as of the date of this document.

Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in circumstances or any other reason after the date of this press release.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are relying on the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included in this press release.

Consolidated Balance Sheets, Statements of Operations and Statements of Cash Flows follow:

OPTIMAL GROUP INC.
Consolidated Balance Sheets
(Unaudited)

September 30, 2006 and December 31, 2005
(expressed in thousands of U.S. dollars)

	September 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$138,545	$98,236
Cash held as reserves	21,015	22,722
Short-term investments	56,110	82,361
Short-term investments held as reserves	4,510	3,014
Settlement assets	16,894	20,727
Accounts receivable	6,951	4,681
Income taxes receivable and refundable investment tax credits	1,056	1,055
Prepaid expenses and deposits	1,568	1,006
Future income taxes	2,262	2,349
Current assets related to discontinued operations	1,534	10,944
	250,445	247,095
Long-term receivables	3,204	3,528
Property and equipment	2,454	2,660
Goodwill and other intangible assets)	107,632	117,090
Other asset	10,423	10,462
Long-term assets related to discontinued operations	–	3,848

	$374,158	$384,683
Liabilities and Shareholders' Equity
Current liabilities:
Bank indebtedness	$7,324	$8,390
Customer reserves and security deposits	98,831	112,422
Accounts payable and accrued liabilities	24,303	21,796
Income taxes payable	9,380	9,003
Future income taxes	382	836
Current liabilities related to discontinued operations	2,085	7,062
	142,305	159,509
Non-controlling interest	14,975	12,926
Future income taxes	2,044	8,958
Shareholders' equity:
Share capital	200,465	195,149
Additional paid-in capital	23,161	25,884
Deficit	(7,308)	(16,259)
Cumulative translation adjustment	(1,484)	(1,484)
	214,834	203,290

Contingencies and other

	$374,158	$384,683

OPTIMAL GROUP INC.
Consolidated Statements of Operations
(Unaudited)

Periods ended September 30, 2006 and 2005
(expressed in thousands of U.S. dollars, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenues	$53,297	$35,754	$157,961	$92,870

Expenses:
Transaction processing	26,353	15,184	76,406	41,390
Selling, general and administrative	15,014	9,203	41,533	23,811
Amortization of intangibles pertaining to transaction processing	3,090	2,338	9,155	4,845
Amortization of property and equipment	389	270	1,155	978
Stock-based compensation pertaining to selling, general and administrative	671	3,211	1,006	7,318
Research and development	849	578	2,479	1,850
Operating leases	409	372	1,161	877
Impairment loss	1,910	–	1,910	–

Earnings from continuing operations before undernoted items	4,612	4,598	23,156	11,801

Investment income	2,369	847	5,886	1,678
Gain on sale of interest in FireOne	–	(167)	–	30,411

Earnings from continuing operations before income tax provision and non-controlling interest	6,981	5,278	29,042	43,890

Income tax (recovery) provision	(3,098)	1,424	1,225	7,721

Earnings from continuing operations before non-controlling interest	10,079	3,854	27,817	36,169

Non-controlling interest	1,361	1,508	5,518	1,738

Earnings from continuing operations	8,718	2,346	22,299	34,431

Loss from discontinued operations	(2,489)	(1,879)	(7,990)	(13,211)

Loss on disposal of discontinued operations	(4,283)	–	(4,283)	–

Net earnings	$1,946	$467	$10,026	$21,220

Weighted average number of shares:
Basic	23,687,171	23,044,050	23,574,945	22,751,982
Plus impact of stock options and warrants	1,871,072	2,595,454	2,201,549	2,260,674

Diluted	25,558,243	25,639,504	25,776,494	25,012,656

Earnings (loss) per share:
Continuing operations:
Basic	$0.37	$0.10	$0.95	$1.51
Diluted	0.34	0.09	0.87	1.38
Discontinued operations:
Basic	(0.29)	(0.08)	(0.52)	(0.58)
Diluted	(0.26)	(0.07)	(0.48)	(0.53)
Net:
Basic	0.08	0.02	0.43	0.93
Diluted	0.08	0.02	0.39	0.85

OPTIMAL GROUP INC.
Consolidated Statements of Cash Flows
(Unaudited)

Periods ended September 30, 2006 and 2005
(expressed in thousands of U.S. dollars)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005

Cash flows from (used in) operating activities:
Net earnings	$1,946	$467	$10,026	$21,220
Add: loss from discontinued operations	2,489	1,879	7,990	13,211
loss on disposal of discontinued operations	4,283	–	4,283	–
Net earnings from continuing operations	8,718	2,346	22,299	34,431

Adjustments for items not affecting cash:
Non-controlling interest	1,361	1,508	5,518	1,738
Gain on sale of interest in FireOne	–	167	–	(30,411)
Amortization	3,479	2,608	10,310	5,823
Future income taxes	(4,959)	307	(7,500)	1,566
Impairment loss	1,910	–	1,910	–
Stock-based compensation	671	3,211	1,006	7,318
Foreign exchange	145	74	(723)	567
Net change in operating assets and liabilities	2,436	22,038	(9,037)	25,334
	13,761	32,259	23,783	46,366

Cash flows from (used in) financing activities:
Proceeds on exercise of RSUs in FireOne Group Plc	3	–	24	–
FireOne Group Plc dividend paid to minority interest	(2,689)	–	(4,796)	–
Proceeds from issuance of Class "A" shares	31	1,741	4,078	6,702
Repurchase of Class "A" shares	–	–	(2,264)	–
(Decrease) increase in bank indebtedness	(1,657)	50	(719)	(2,195)
	(4,312)	1,791	(3,677)	4,507

Cash flows from (used in) investing activities:
Proceeds on sale of interest in FireOne	–	–	–	44,146
Purchase of property, equipment and intangible assets	(859)	(622)	(2,557)	(1,425)
Proceeds from maturity of short-term investments	(7,997)	143	26,251	60,205
Proceeds from note receivable	(265)	(61)	324	76
Decrease in cash held in escrow	–	816	–	3,536
Acquisition of MCA, including acquisition costs of $49	–	(1,020)	–	(3,709)
Payment of balance of sale of NPS	–	(1,500)	–	(3,000)
Acquisition of UBC, including acquisition costs of $277	–	–	–	(44,277)
Transactions costs	–	(1,491)	–	(5,918)
	(9,121)	(3,735)	24,018	49,634

Effect of exchange rate changes on cash and cash equivalents during the period	(25)	264	377	(404)

Cash flows of discontinued operations
Operating cash flows	(802)	(2,240)	(3,998)	(5,823)
Financing cash flows	(42)	–	(107)	(470)
Investing cash flows	(5)	(81)	(87)	(790)
	(849)	(2,321)	(4,192)	(7,083)

Net increase in cash and cash equivalents	(546)	28,258	40,309	93,020

Cash and cash equivalents, beginning of period	139,091	127,699	98,236	62,937

Cash and cash equivalents, end of period	$138,545	$155,957	$138,545	$155,957
.

Annex A

Segmented Disclosure

The Company now operates in two segments, namely gaming and non-gaming payment processing services. In 2005, the Company operated in three segments that included hardware maintenance and repair outsourcing services. The net results of this segment are reported as discontinued operations. Comparative figures have been reclassified to conform with this new presentation. Transaction processing costs, administrative expenses and other fees charged among the segments are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the parties. Management measures the results of operations based on segment income before income taxes adjusted for certain non-cash and non-recurring items provided by each business segment.

On October 13, 2006, the Company ceased processing settlement transactions originating from the United States’ consumers that may be viewed as related to online gambling, which represented approximately 83% and 84% of the Company’s total gaming payment processing services segment revenue for the three and nine months ended September 30, 2006, respectively.

(a)	Information on the operating segments is as follows:

	Payment services		Eliminations/
	Gaming	Non-gaming	Unallocated	Consolidated

Three months ended September 30, 2006:

Revenues	$26,204	$29,290	$(2,197)	$53,297

Transaction processing	10,317	17,029	(993)	26,353
Selling, general and administrative	8,668	7,620	(1,274)	15,014
Research and development	135	714	–	849
Operating leases	88	321	–	409
	6,996	3,606	70	10,672

Stock-based compensation	427	244	–	671
Impairment loss	1,910	–		1,910
Amortization	268	3,208	3	3,479
	4,391	154	67	4,612

Investment income	1,343	1,026	–	2,369

Earnings from continuing operations before income taxes and non-controlling interest	5,734	1,180	67	6,981

Income tax provision (recovery)	922	(4,020)	–	(3,098)

Earnings from continuing operations before undernoted	4,812	5,200	67	10,079

Non-controlling interest	1,361	–	–	1,361

Earnings from continuing operations	3,451	5,200	67	8,718

Loss from discontinued operations (including restructuring of $1,031)	–	–	(2,489)	(2,489)
Loss on disposal of discontinued operations	–	–	(4,283)	(4,283)

Net earnings (loss)	$3,451	$5,200	$(6,705)	$1,946

(a)	(Continued):

	Payment services		Eliminations/
	Gaming	Non-gaming	Unallocated	Consolidated

Three months ended September 30, 2005:

Revenues	$19,968	$17,768	$(1,982)	$35,754

Transaction processing	8,001	8,103	(920)	15,184
Selling, general and administrative	3,330	6,935	(1,062)	9,203
Research and development	83	495	–	578
Operating leases	73	299	–	372
	8,481	1,936	–	10,417

Stock-based compensation	929	2,282	–	3,211
Amortization	235	2,373	–	2,608
	7,317	(2,719)	–	4,598

Investment income	51	796	–	847

Earnings (loss) from continuing operations before income taxes and non-controlling interest	7,368	(1,923)	–	5,445

Income tax provision (recovery)	2,696	(1,272)	–	1,424

Earnings (loss) from continuing operations before undernoted	4,672	(651)	–	4,021

Sale of interest in FireOne	–	–	167	167
Non-controlling interest	1,508	–	–	1,508

Earnings (loss) from continuing operations	3,164	(651)	(167)	2,346

Loss from discontinued operations	–	–	(1,879)	(1,879)

Net earnings (loss)	$3,164	$(651)	$(2,046)	$467

(a)	(Continued):

	Payment services		Eliminations/
	Gaming	Non-gaming	Unallocated	Consolidated

Nine months ended September 30, 2006:

Revenues	$76,193	$88,409	$(6,641)	$157,961

Transaction processing	27,359	52,073	(3,026)	76,406
Selling, general and administrative	20,826	24,535	(3,828)	41,533
Research and development	426	2,053	–	2,479
Operating leases	223	938	–	1,161
	27,359	8,810	213	36,382

Stock-based compensation	641	365	–	1,006
Impairment loss	1,910	–	–	1,910
Amortization	801	9,501	8	10,310
	24,007	(1,056)	205	23,156

Investment income	3,464	2,422	–	5,886

Earnings from continuing operations before income taxes and non-controlling interest	27,471	1,366	205	29,042

Income tax provision (recovery)	4,963	(3,896)	158	1,225

Earnings from continuing operations before undernoted	22,508	5,262	47	27,817

Non-controlling interest	5,518	–	–	5,518

Earnings from continuing operations	16,990	5,262	47	22,299

Loss from discontinued operations (including restructuring of $3,414)	–	–	(7,990)	(7,990)
Loss on disposal of discontinued oeprations	–	–	(4,283)	(4,283)

Net earnings (loss)	$16,990	$5,262	$(12,226)	$10,026

(a)	(Continued):

	Payment services		Eliminations/
	Gaming	Non-gaming	Unallocated	Consolidated

Nine months ended September 30, 2005:

Revenues	$52,442	$44,607	$(4,179)	$92,870

Transaction processing	21,502	22,441	(2,553)	41,390
Selling, general and administrative	8,029	17,408	(1,626)	23,811
Research and development	993	857	–	1,850
Operating leases	241	636	–	877
	21,677	3,265	–	24,942

Stock-based compensation	1,595	5,723	–	7,318
Amortization	719	5,104	–	5,823
	19,363	(7,562)	–	11,801

Investment income	159	1,519	–	1,678

Earnings (loss) from continuing operations before income taxes and non-controlling interest	19,522	(6,043)	–	13,479

Income tax provision (recovery)	7,193	528	–	7,721

Earnings (loss) from continuing operations before undernoted	12,329	(6,571)	–	5,758

Gain on sale of interest inFireOne	–	–	30,411	30,411
Non-controlling interest	1,738	–	–	1,738

Earnings (loss) from continuing operations	10,591	(6,571)	30,411	34,431

Loss from discontinued operations (including restructuring of $266)	–	–	(13,211)	(13,211)

Net earnings (loss)	$10,591	$(6,571)	$17,200	$21,220

Annex B

Use of Non-GAAP Financial Information

We supplement our reporting of net earnings (loss) determined in accordance with Canadian and U.S. GAAP by reporting "adjusted earnings (loss)" as a measure of earnings (loss) in this earnings release. In establishing this supplemental measure of earnings (loss), we exclude foreign exchange gains and losses, discontinued operations, impairment losses, restructuring costs, gain on sale of interest in FireOne and stock-based compensation from net earnings (loss) as management believes that foreign exchange gains and losses are largely uncontrollable by management and discontinued operations, impairment losses, restructuring costs, gain on sale of interest in FireOne and stock-based compensation are not reflective of our core operations.

Adjusted earnings include the results of gaming transaction processing affected by the enactment of the Act.

Management believes that adjusted earnings (loss) is useful to investors as a measure of our earnings (loss) because it is, for management, a primary measure of our performance, and provides a more meaningful reflection of our earnings potential.

Adjusted earnings (loss) does not have a standardized meaning under Canadian or U.S. GAAP and therefore should be considered in addition to, and not as a substitute for, net earnings (loss) or any other amount determined in accordance with Canadian and U.S. GAAP. Our measure of adjusted earnings (loss) reflects management's judgment in regard to the impact of foreign exchange gains and losses, discontinued operations, impairment losses, restructuring costs, gain on sale of interest in FireOne and stock-based compensation on our core operations, and may not be comparable to similarly titled measures reported by other companies.

OPTIMAL GROUP INC.
Reconciliation of Non-GAAP Financial Information
(expressed in thousands of U.S. dollars, except per share amounts)
	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
	unaudited	unaudited	unaudited	unaudited

Net earnings	$1,946	467	$10,026	21,220

Add (deduct):
Foreign exchange (included in selling, general and administrative)	11	444	493	577
Stock-based compensation (pertaining to selling, general and administrative)	671	3,211	1,006	7,318
Impairment loss	1,910	-	1,910	-
Sale of interest in FireOne	-	167	-	(30,411)
Loss from discontinued operations (including restructuring costs)	2,489	1,879	7,990	13,211
Loss on disposal of discontinued operations	4,283	-	4,283	-

Adjusted earnings	$11,310	6,168	$25,708	11,915

Diluted shares	25,558	25,640	25,776	25,013

Adjusted earnings per diluted share	$0.44	$0.24	$1.00	$0.48